Fourth Quarter 2009 Earnings

March 1, 2010

March 1, 2010
This presentation may contain “Forward-Looking Statements”. All statements other than statements of historical facts made in this presentation regarding the prospects of our industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. We can give no assurance that these expectations will prove to be correct. Factors and risks that could cause actual results to differ materially from our expectations are described in the most recent SkyTerra Forms 10-Q and 10-K, on file with the SEC.

March 1, 2010
SkyTerra Consolidated Income Statement 4Q 2009

	Three months ended
	December 31,
	2009	2008

Revenue:
Service and related revenues	$7,282	$6,678
Equipment sales	693	773
Other revenues	170	183
Total Revenue	8,145	7,634

Operating expenses:
Cost of equipment sold	718	714
Operations and cost of services	19,998	9,228
Sales and marketing	2,339	2,040
Research and development	5,242	4,366
General and administrative	9,179	9,705
Depreciation and amortization	8,336	8,142
Impairment of goodwill	-	10,389
Total operating expenses	45,812	44,584

Operating loss	(37,667)	(36,950)

Other income (expense):
Interest income	114	592
Interest expense	(27,262)	(10,262)
Impairment of investment in TerreStar Networks	-	(11,055)
Change in fair value of warrants	963	-
Other income (expense), net	211	(232)
Loss before provision for income taxes	(63,641)	(57,907)
(Loss)/Benefit for income taxes	-	352

Consolidated net loss	(63,641)	(57,555)

Noncontrolling interest	356	129

Net Loss before extraordinary gain	(63,285)	(57,426)

Extraordinary gain on acquistion of noncontrolling interest	-	3,006

Net loss	$(63,285)	$(54,420)

Loss per common share:

Basic and diluted loss per common share	$(0.59)	$(0.51)

Basic and diluted weighted average common shares outstanding	107,245,115	106,342,215

March 1, 2010
SkyTerra Consolidated Balance Sheet

Period Ended December 31, 2009	SkyTerra Inc	SkyTerra LP	Eliminations		Consolidated

Assets

Cash, cash equivalents and investments	$13,294	$253,087	$-		$266,382
Accounts receivable, net	-	4,778	-		4,778
Other current assets	2,283	27,478	-		29,761
Total Current Assets	15,578	285,343	-		300,921
Investment in TerreStar	7,370				7,370
Investment in SkyTerra LP	74,228		(74,228)	(1)
Property & equipment, net	-	956,617	-		956,617
Other long-term assets	275	551,263	(31,438)	(2)	520,101
Total Assets	$97,450	$1,793,224	$(105,665)		$1,785,009

Liabilities and Stockholders Equity
Current Liabilities	$5,488	$66,769	$-		$72,257
Short term debt	-	114,921	-		114,921
Long term debt	-	1,282,991	-		1,282,991
Other long term liabilities	33,151	15,222	(31,438)	(2)	16,935
Total Liabilities	38,639	1,479,903	(31,438)		1,487,104

Stockholders' (deficit) equity:	58,811	313,321	(74,228)	(1)	297,905
Total liabilities and stockholders equity	$97,450	$1,793,224	$(105,665)		$1,785,009

(1)	Eliminate SkyTerra Inc. warrants issued on Harbinger and Boeing debt to SkyTerra LP.
(2)	Eliminate intercompany note and accrued interest.

March 1, 2010
SkyTerra Capital Structure (1)

SkyTerra Capitalization Structure

SKYT Debt :
14% Senior Secured Discount Notes (SKYT LP)	724,649,255
16.5% Senior Unsecured Notes (SKYT LP)	179,327,167
18.0% Senior Unsecured Notes (SKYT LP)	379,014,731
Boeing Deferrals (SKYT LP)	114,921,141
SKYT Debt	$1,397,912,295

SKYT Cash and Liquid Investments	$266,381,579

SKYT Net Debt (1)	$1,131,530,716

SKYT Market Capitalization :
SKYT Total Common Shares Outstanding	109,021,352
SKYT and MSV Options (2)	6,112,392
SKYT Warrants	28,750,000
SKYT Fully Diluted Shares Outstanding	143,883,744

(1)	Reflects balance sheet net of Original Issue Discount and Purchase Accounting
(2)	Using Treasury Method at $5.00 per share

March 1, 2010
SkyTerra Ownership

	Voting	Non-Voting	Total

Harbinger Share Ownership	22,339,283	29,946,362	52,285,645
Plus: Warrants (1)	0	28,750,000	28,750,000
Total Ownership	22,339,283	58,696,362	81,035,645

Escrow Shares (2)	2,077,533	7,906,737	9,984,270
BCE	0	22,105,400	22,105,400
Columbia Capital	5,623,165	0	5,623,165
Other	19,022,872	0	19,022,872
Primary Shares Outstanding	49,062,853	88,708,499	137,771,352

SKYT/MSV Options (3)	6,112,392	0	6,112,392

Fully-Diluted Shares Outstanding	55,175,245	88,708,499	143,883,744

(1)	The warrants may be exercised for voting or non-voting shares.
(2)	Pursuant to escrow agreements, shares are to be transferred to Harbinger upon FCC approval.
(3)	Using Treasury Method @ $5.00 per share.

NextGen System Costs ($ in mm’s)
March 1, 2010

	Payments			Total Est.
	to		Estimated	Thru
	Date		Thru 3Q10	3Q10

Boeing:	$491.9		$54.9	$546.8

Satellite Base Station Development:	$40.1		$18.6	$58.7

Launch Services:	$113.7		$39.2	$152.8

Insurance:	$-		$70.0	$70.0

Chipset Development:	$10.0		$25.7	$35.6

MSS Next Gen	$21.4		$2.7	$24.1

Total:	$677.1		$211.0	$888.1

Net Available Cash:

Cash on Hand (12/31/10):	$266.4

Plus: Backstop Financing:	$100.0	1

Less: Satellite System and Next Gen Costs:	$(211.0)

Net Available Cash:	$155.4	2

1. As part of the Merger Agreement with Harbinger $100 million financing postponed until 10 days after the termination of the Merger Agreement

2. Available to fund other operating and transaction costs, potential expenditures beyond Q3 2010